Exhibit 5.1

Robyn P. Turner Vice President, Assistant General Counsel and Corporate Secretary Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 Tel: (973) 948-3000

June 10, 2015

Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890

Re: Selective Insurance Group, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

I am Vice President, Assistant General Counsel and Corporate Secretary of Selective Insurance Group, Inc., a New Jersey corporation (the "Company"), and, in such capacity, have acted as counsel to the Company in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement"), to be filed today with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the Company's issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company:

(i)	(a) Senior debt securities, in one or more series (the "Senior Debt Securities"), which may be issued under the senior debt indenture dated as of February 8, 2013 between the Company and U.S. Bank National Association, as trustee (the "Senior Indenture"); (b) senior subordinated unsecured debt securities, in one or more series (the "Senior Subordinated Debt Securities"), which may be issued under the senior subordinated debt indenture (the "Senior Subordinated Indenture") proposed to be entered into between the Company and U.S. Bank National Association, as trustee; and (c) junior subordinated unsecured debt securities, in one or more series (collectively with the Senior Debt Securities and Senior Subordinated Debt Securities, the "Debt Securities"), which may be issued under the junior subordinated debt indenture, proposed to be entered into between the Company and U.S. Bank National Association, as trustee (together with the Senior Indenture and the Senior Subordinated Indenture, the "Indentures");

(ii)	Shares of preferred stock, no par value per share, of the Company (the "Preferred Stock"), in one or more series;

(iii)	Shares of common stock, par value $2.00 per share, of the Company (the "Common Stock");

(iv)	Stock purchase contracts of the Company (the "Stock Purchase Contracts"), obligating the holders to purchase from or sell to the Company, and the Company to sell to or purchase from the holders, Common Stock at a future date or dates, which may be issued under one or more purchase contract agreements proposed to be entered into by the Company and a purchase contract agent or agents to be named (each, a "Stock Purchase Contract Agent");

(v)	Stock purchase units of the Company (the "Stock Purchase Units") each representing ownership of a Stock Purchase Contract and either a beneficial interest in Debt Securities, Preferred Stock or debt obligations of third parties, including U.S. Treasury securities, securing a holder's obligation to purchase or to sell, as the case may be, shares of Common Stock under such holder's Stock Purchase Contract;

(vi)	Warrants of the Company (the "Warrants") to purchase any combination of the Company's Debt Securities, Common Stock or Preferred Stock pursuant to one or more warrant agreements (the "Warrant Agreements") proposed to be entered into between the Company and a warrant agent to be named (each, a "Warrant Agent"); and

(vii)	Such indeterminate amount of Debt Securities and number of shares of Common Stock or Preferred Stock as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, the "Indeterminate Securities").

The Debt Securities, the Preferred Stock, the Common Stock, the Stock Purchase Contracts, the Stock Purchase Units and the Warrants are collectively referred to herein as the "Offered Securities."

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. In rendering the opinions set forth herein, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, together with exhibits filed as a part thereof, the Amended and Restated Certificate of Incorporation of the Company as currently in effect (the "Certificate of Incorporation"), the By-Laws of the Company as currently in effect (the "By-Laws"), certain resolutions adopted by the Board of Directors of the Company relating to the registration of the Offered Securities, and all such other documents, records, certificates, including certificates of public officials, and other instruments as I have deemed necessary or appropriate.

In my examination, I have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except to the extent set forth in opinion number 2 below, the validity and binding effect on such parties. As to any facts relevant to the opinions stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

The opinions set forth herein are limited to laws of the State of New Jersey that are normally applicable to the Common Stock and Preferred Stock covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of the law of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.	With respect to the shares of any series of Preferred Stock offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance

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with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock (the "Certificate of Designation") in accordance with the applicable provisions of the New Jersey Business Corporation Act (the "NJBCA"); (v) the filing of the Certificate of Designation with the Secretary of State of the State of New Jersey has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-Laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under the NJBCA representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2.	With respect to any shares of Common Stock offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Common Stock (the "Offered Common Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates in the form required under the NJBCA representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $2.00 per share of Common Stock.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Robyn P. Turner, Esq.

Robyn P. Turner, Esq.

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